SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On October 2, 2007, Charter Communications, Inc. (“Charter”) announced the closing of the offer by its subsidiary, Charter Communications Holding Company, LLC (“Charter Holdco”) for $364 million of Charter's outstanding 5.875% Convertible Senior Notes due 2009 (the “Existing Convertible Notes”) in exchange for $479 million of Charter’s new 6.50% Convertible Senior Notes due 2027 (the “New Convertible Notes”).

The Indenture

The New Convertible Notes were issued pursuant to the indenture, dated as of October 2, 2007, among Charter and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”). The New Convertible Notes bear interest at 6.50% per annum and will mature on October 1, 2027, subject to earlier redemption at the option of Charter or repurchase at the option of the holders. Interest is payable October 1 and March 1 of each year.  The New Convertible Notes are the unsecured and unsubordinated obligations of Charter and rank, in right of payment, the same as all of Charter’s existing and future senior unsecured indebtedness, including the Existing Convertible Notes.  The New Convertible Notes have an initial conversion price of $3.41, and initial conversion rate of 293.3868 per $1,000 principal amount of New Convertible Notes.  The New Convertible Notes provide the holders with the right to require Charter to repurchase some or all of the New Convertible Notes for cash on October 1, 2012, 2017 and 2022 at a repurchase price equal to the principal amount plus accrued interest.  The Indenture restricts the ability of Charter to consolidate, merge or sell all or substantially all assets. However, such covenant is subject to a number of important qualifications and exceptions as described in the Indenture.

The Indenture is attached hereto as Exhibit 4.1.

The Amended and Restated Share Lending Agreement

On October 2, 2007, in connection with the Exchange Offer, Charter and Citigroup Global Markets Limited (“CGML”) entered into an Amended and Restated Share Lending Agreement, (the “Amended and Restated Share Lending Agreement”), which allowed the shares of Charter’s Class A common stock lent by Charter to CGML to remain outstanding through the maturity of the New Convertible Notes.

The Amended and Restated Share Lending Agreement is attached hereto as Exhibit 10.1.

The Mirror Note and the Amended and Restated Unit Lending Agreement

In connection with the issuance of the New Convertible Notes, Charter entered into certain agreements with Charter Holdco to provide for the issuance of $479 million original principal amount of a 6.50% Mirror Convertible Senior Note due 2027 of Charter Holdco (the “Mirror Note”) to Charter.  These agreements were entered into in order to facilitate compliance with the certificate of incorporation of Charter and the governing documents of Charter Holdco regarding the required issuance of mirror securities by Charter Holdco.  The terms of the Mirror Note mirror the terms of the New Convertible Notes.  Additionally, on October 2, 2007, Charter and Charter Holdco, entered into an Amended and Restated Unit Lending Agreement (the “Amended and Restated Unit Lending Agreement”), that will mirror the terms of the Amended and Restated Share Lending Agreement.
The Mirror Note and the Unit Lending Amendment are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

Exhibit 4.1
Indenture relating to the 6.50% Convertible Senior Notes due 2027, dated as of October 2, 2007, between Charter Communications, Inc., as Issuer, and The Bank of New York Trust Company, N.A., as Trustee. *

Exhibit 10.1	Amended and Restated Share Lending Agreement, dated October 2, 2007, between Charter Communications, Inc., Citigroup Global Markets Limited, through Citigroup Global Markets, Inc.*
Exhibit 10.2	Amended and Restated Unit Lending Agreement, dated as of October 2, 2007, between Charter Communications Holding Company, LLC as Lender and Charter Communications, Inc. as Borrower.*
Exhibit 10.3
6.50% Mirror Convertible Senior Note due 2027 in the principal amount of $479 million, dated as of October 2, 2007, made by Charter Communications Holding Company, LLC in favor of Charter Communications, Inc.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: October 5, 2007

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 4.1
Indenture relating to the 6.50% Convertible Senior Notes due 2027, dated as of October 2, 2007, between Charter Communications, Inc., as Issuer, and The Bank of New York Trust Company, N.A., as Trustee. *

Exhibit 10.1	Amended and Restated Share Lending Agreement, dated October 2, 2007, between Charter Communications, Inc., Citigroup Global Markets Limited, through Citigroup Global Markets, Inc.*
Exhibit 10.2	Amended and Restated Unit Lending Agreement, dated as of October 2, 2007, between Charter Communications Holding Company, LLC as Lender and Charter Communications, Inc. as Borrower.*
Exhibit 10.3
6.50% Mirror Convertible Senior Note due 2027 in the principal amount of $479 million, dated as of October 2, 2007, made by Charter Communications Holding Company, LLC in favor of Charter Communications, Inc.*

* filed herewith